UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 19, 2016

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2016, FBEC Worldwide, Inc., (“FBEC”) entered into a Lock-up Agreement (the “Lock-up Agreement”) with MIDAM Ventures LLC (“MIDAM”). Pursuant to the Lock-up Agreement, MIDAM will act as the exclusive provider to the Company of the following services: (i) investor relations and public relations, (ii) product marketing; (iii) product development; (iv) day to day business advice; (v) assistance in writing and submission of all press releases and public filings; (vi) fund raising; (vii) optimizing corporate structure: (viii) bookkeeping; and (ix) vendor relations (collectively, the “Services”).

In exchange for such exclusivity, MIDAM has agreed to restrict its transfer of 50,000,000 shares of restricted common stock of FBEC (the “Common Stock”) for a period of five (5) years. The Common Stock was obtained by MIDAM pursuant to a stock purchase agreement, by and between MIDAM and Robert Sand, dated February 19, 2016.

Prior to the date of the Lock-up Agreement, MIDAM was acting as the non-exclusive provider of the Services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Lock-up Agreement, by and between FBEC Worldwide, Inc. and MIDAM Ventures LLC, dated February 19, 2016.

99.1	Press release, dated February 22, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2016

FBEC Worldwide, Inc.

/S/ Jason Spatafora

By: Jason Spatafora

Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Lock-up Agreement, by and between FBEC Worldwide, Inc. and MIDAM Ventures LLC, dated February 19, 2016.

99.1	Press release, dated February 22, 2016.

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